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                                                                   EXHIBIT 10.20



                            ASSET TRANSFER AGREEMENT

THIS ASSET TRANSFER AGREEMENT (the "Agreement"), dated as of the 5th day of May 2000, is made between Signalscape, Inc. (the "Corporation"), and SPARTA Inc., a Delaware corporation having offices at 23041 Avenida de la Carlota, Suite 325, Laguna Hill, CA 92653-1545 ("SPARTA").

WHEREAS, SPARTA has created a business unit that designs, develops, markets and licenses products known as Signalscape(R) (the "Products") and related intellectual property, products and services;

AND WHEREAS the Corporation desires to acquire from SPARTA, the Purchased Technology (as defined herein) created by or used in the Purchased Business (as defined herein), the equipment used in the Purchased Business and other related assets of the Purchased Business, all as more specifically provided for herein;

NOW THEREFORE, SPARTA and the Corporation agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.01 DEFINITIONS.

Capitalized terms used in this Agreement are used as defined in this Article 1 or elsewhere in this Agreement:

"Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934.

"Assumed Contracts" has the meaning specified in Section 2.01(b).

"Assumed Liabilities" means the liabilities, obligations and covenants expressly assumed pursuant to Section 3.01.

"Closing" means the completion of the transactions contemplated herein in accordance with the provisions of this Agreement.

"Closing Date" means the day on which the Closing occurs, which the parties anticipate shall be May 5, 2000 or such earlier or later date as may be agreed upon in writing by the parties.

"Closing Time" means the time of Closing on the Closing Date as may be agreed in writing by

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the parties.

"Employee" has the meaning specified in Section 7.01(o).

"Employee Plan" means, in relation to any Employees, any pension plan, profit sharing plan, bonus plan, incentive compensation plan, stock purchase plan, stock option plan, employee benefit plan, employee benefit policy, retirement plan, fringe benefit program, medical, hospitalization or life insurance plan, severance plan, disability plan, health care plan, sick leave plan, death benefit plan, or any other plan to provide retirement income, fringe benefits or other similar benefits to Employees and all amendments thereto.

"Equipment" has the meaning specified in Section 2.01(d).

"Excluded Assets" has the meaning specified in Section 2.02.

"Person" means a natural person, partnership, limited liability partnership, limited liability company, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or governmental entity.

"Purchased Assets" has the meaning specified in Section 2.01.

"Purchased Business" means the business carried on by the business unit of SPARTA known as the Advanced Signal Processing Division (the "ASP Division").

"Purchased Technology" has the meaning specified in Section 2.01(a).

"Retained Liabilities" means all liabilities not expressly assumed under Section 3.01.

"Subcontracted Contracts" means the contracts identified on Exhibit 1.01(a).

"Trademark Assignment Agreement" means the Trademark Assignment Agreement between the Corporation and SPARTA in the form attached hereto as Exhibit 1.01(b).

SECTION 1.02 KNOWLEDGE. Any reference in this Agreement to "knowledge" means the actual knowledge of the persons listed on Exhibit 1.02.

SECTION 1.03 GENDER AND NUMBER. Any reference in this Agreement to gender includes all genders and words importing the singular number only shall include the plural and vice versa.

SECTION 1.04 HEADINGS, ETC. The division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect its interpretation.



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SECTION 1.05 CURRENCY. All references in this Agreement to dollars are expressed in United States currency.

SECTION 1.06 INCORPORATION OF EXHIBITS. The exhibits attached to this Agreement shall, for all purposes of this Agreement, form an integral part of it.


                                    ARTICLE 2
                               ASP DIVISION ASSETS

SECTION 2.01 TRANSFER TO CORPORATION. Subject to the terms and conditions hereof, at the Closing Time SPARTA shall transfer, convey and assign to the Corporation, and the Corporation shall acquire, SPARTA's entire right, title and interest in, to and under all of the assets and properties described below (such assets, collectively, the "Purchased Assets"):

(a) Technology. All intellectual property and proprietary rights owned by SPARTA which are utilized by it in the operation of the Purchased Business including: (i) copyrights and registrations and applications for registration thereof; (ii) mask works and registrations and applications for registration thereof; (iii) computer software, source code, object code, (in any case, including embedded code) data and documentation; (iv) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing or production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supply lists and information; (v) trade names, trade-marks and service marks and registrations and applications for registration thereof specified in
        Exhibit 2.01(a)(v); (vi) industrial designs and registrations and applications for registrations thereof; (vii) integrated circuit topography and registrations and applications for registrations thereof; and (viii) internet domain names (collectively the "Purchased Technology");

(b) Assumed Contracts. Subject to Section 2.03: (i) all contracts and subcontracts of the Purchased Business except for any insurance contracts which shall remain the property of SPARTA, (ii) the real property lease for the Raleigh, North Carolina facility ("Raleigh Facility") of the Purchased Business (the "Raleigh Lease"); (iii) all rights and interests under or pursuant to all warranties, representations or guarantees, express, implied or otherwise, of or made by third parties in connection with the Purchased Assets or the Purchased Business; (iv) all distribution agreements and representation agreements of the Purchased Business; and (v) all royalty or license agreements of the Purchased Business (collectively the "Assumed Contracts");

(c) Records. All contacts, customer and prospective customer lists, business records, reports. plans, records, product specifications, training manuals, correspondence, regulatory



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        reports and documents, maintenance schedules, operating and productions records, business plans, marketing or other studies and other documents and data which relate exclusively to the Purchased Business as of the Closing Date;

(d) Equipment. All fixed assets owned by SPARTA used exclusively in the Purchased Business at the Raleigh, North Carolina facility including the fixed assets listed in Exhibit 2.01 (d) whether or not portable or removable (collectively, the "Equipment") and, to the extent permitted by the terms of warranties related thereto, SPARTA hereby assigns all of its rights with respect thereto to the Corporation; and

(e) Employee Data. The employee data relating to payroll and Employee Plans pertaining to Employees who accept the offer of employment as contemplated in Section 4.01 as well as the employee file of such Employees which shall include:

               employee name, social security number, security clearance information, SPARTA continuous service date, date of birth, current salary, home address, home telephone number.

SECTION 2.02 EXCLUDED ASSETS. The following assets (the "Excluded Assets") are specifically excluded from any conveyance, transfer or assignment pursuant to this Agreement, whether or not they would otherwise be included in the Purchased
Assets:

(a) Excluded Technology. All rights to third party technology, trade secrets and confidential information other than third party technology, trade secrets and confidential information to which SPARTA holds rights under the Assumed Contracts, all patents and patent applications of SPARTA and its Affiliates, all trade names and trademarks of SPARTA and its Affiliates other than those specified in Exhibit 2.01(a)(v) and all copyrights and registrations and applications for registration thereof, mask works and registrations and applications for registration thereof, computer software, source code, object code, (in any case, including embedded code) data and documentation, trade secrets and confidential business information, and all other intellectual property and proprietary rights, which are not used in the Purchased Business:

(b) Excluded Contracts. Any Subcontracted Contract, any agreement to which SPARTA or any of its Affiliates is a party and which does not relate to the Purchased Business or the Purchased Assets and any insurance contracts held by SPARTA and covering the Purchased Business or the Raleigh facility are excluded from the Assumed Contracts and referred to as "Excluded Contracts";

(c) Accounts Receivable. All accounts receivable, if any, arising out of the Purchased Business in the ordinary course which exist as of the Closing Date;

(d) Explorer Technology. All software. source code, object code (including any embedded in



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        the Products) and documentation, and all copyrights and other intellectual property rights related to any of the foregoing, pertaining to the "Explorer filters" identified on Exhibit 2.02(d) attached to this Agreement (the "Explorer Technology").

SECTION 2.03 ASSIGNMENT OF CONTRACTS.

(a) Consents. Nothing in this Agreement shall be construed as an attempt to assign to the Corporation any Assumed Contract that, as a matter of law or by the terms thereof, is not assignable without the consent of the other party or parties to such Assumed Contract or to the change of control of the Purchased Business resulting from a consummation of the transactions provided for in this Agreement unless such consent has been given. SPARTA shall make commercially reasonable efforts to obtain, where required, consents of all requisite parties to the assignment by SPARTA to the Corporation of the Assumed Contracts, except that SPARTA shall not be required to expend any monies to obtain a required consent unless the agreement requiring the consent also requires the payment of money to effect the assignment. The parties acknowledge that the Raleigh Lease requires the consent of the landlord to effect the assignment of the Raleigh Lease by SPARTA to the Corporation and agree that the failure to obtain the consent of the landlord prior to Closing will not be deemed a breach of any representation, warranty, covenant or obligation of SPARTA under this Agreement. The parties agree that, notwithstanding the lack of landlord's consent, the assignment of the Raleigh Lease shall be effective on the Closing Date as between SPARTA and the Corporation. The parties agree that if the landlord should prevent the assignment of the Raleigh Lease, (i) the Corporation's only obligation will be to pay for any costs necessary to find and move to new quarters and (ii) SPARTA shall be liable for and pay any costs, expenses or other payment required under or arising out of the Raleigh Lease as a result of the assignment of the Raleigh Lease by SPARTA to the Corporation and the vacating of the Raleigh Facility by the Corporation; provided, however, that the Corporation shall be liable for any rent due under the Raleigh lease from the day after the Closing Date through the day of such vacating. The parties acknowledge that the assignment of one or more of the Assumed Contracts may require the consent of the other parties to the Assumed Contracts and agree that the failure to obtain the consent of such third parties will not be deemed a breach of any representation, warranty, covenant or obligation of SPARTA under this Agreement and also agree that. notwithstanding the lack of any required consent, the assignment of the Assumed Contracts shall be effective on the Closing Date as between SPARTA and the Corporation.


                                    ARTICLE 3
                               ASSUMED LIABILITIES

SECTION 3.01 LIABILITIES NOT ASSUMED. Except for the liabilities and obligations expressly assumed pursuant to Section 3.02 below, the Corporation does not and shall not assume or



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otherwise be responsible for, whether directly or indirectly, any of the liabilities or obligations of SPARTA.

SECTION 3.02 LIABILITIES ASSUMED BY CORPORATION. The Corporation hereby assumes and agrees to pay, perform or discharge when due the liabilities, obligations and covenants of SPARTA under the Assumed Contracts which first accrue after the Closing Date, but assumes no liability of SPARTA under Assumed Contracts which arose or arises from action or inaction by SPARTA on or before the Closing Date.


                                    ARTICLE 4
                                    EMPLOYEES

SECTION 4.01 OFFERS OF EMPLOYMENT.

(a) The Corporation shall offer employment, commencing on the Closing Date, to the Employees listed on Exhibit 4.01(a)(the "Retained Employees") on terms and conditions substantially similar, in the aggregate, to the terms and conditions on which the Retained Employees have been employed by SPARTA or an Affiliate, the terms of which have been disclosed to the Corporation. All offers shall be made by the Corporation by means of an offer letter in a form reasonably satisfactory to the Corporation and SPARTA.

 (b) The Corporation shall make such offers of employment and shall provide all information necessary for Retained Employees to properly consider the offers. SPARTA shall release all Employees who accept the Corporation's offer of employment and allow them to accept such offer. SPARTA shall remain responsible for any costs associated with Employees who receive the Corporation's offer of employment but who do not accept such offer.

 (c) The Corporation assumes no liability to any person who was an employee of the Purchased Business who has not accepted an offer of employment from the Corporation as of the Closing Date.

SECTION 4.02 CORPORATION LIABILITY TO EMPLOYEES. With respect to Employees who accept employment with the Corporation, commencing after the Closing Date, the Corporation shall do the following:

(a) except as provided in Section 4.03, commencing after the closing date assume responsibility for all liabilities, contractual. statutory or otherwise, and costs, including without limitation salary, bonuses, incentives, commissions, vacation entitlements, severance entitlements and any and all other amounts which may become payable to or receivable by those Employees relating solely to their employment with the Corporation



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        after the Closing Date; and the Corporation shall not assume any liability for any such amounts or other benefits payable or owed to or receivable by such Employees relating to their employment with SPARTA on or before the Closing Date) (the "Excluded Compensation");

(b) comply with the North Carolina law governing workers compensation insurance coverage; provided that if the Corporation is exempt from such obligations, the Corporation will acquire and maintain in force appropriate accident and disability insurance;

(c) register as an employer with all applicable federal and state governments and governmental agencies;

(d) pay and be liable for any and all workers' compensation assessments, penalties, fines, levies, charges, surcharges, insurance premiums or other amounts which may be assessed after the Closing Date and which are attributable to the period following the Closing Date; and

(e) cause such Employees to complete federal and state withholding allowance certificates, with the Corporation listed as the Employee's employer.

SECTION 4.03 SPARTA LIABILITY TO EMPLOYEES. SPARTA shall, in relation to Employees who accept the offer of employment from the Corporation:

(a) retain responsibility for any and all liabilities, statutory or otherwise, existing at or accrued to and including the Closing Date, including vacation and leave entitlements, and timely Employee benefit claims filed after the Closing Date but which relate to circumstances arising prior to the Closing Date, under any and all of the SPARTA Employee Plans which cover such Employees;

(b) retain responsibility for all liability for claims by Employees under the North Carolina Workers' Compensation Act ("WCA") existing as at, or accrued to and including the Closing Date, including claims filed after the Closing Date but which are (a) based on accidents or injuries to the extent incurred prior to the Closing Date, or (b) determined by the NCIC to relate to the period prior to the Closing Date, but excluding any liabilities with respect to re-employment obligations pursuant to the WCA or any other applicable, law, statute or regulation; and

(c) retain responsibility for all Worker's Compensation assessments, penalties, fines, levies, charges, surcharges and other amounts which may be assessed before or after the Closing Date to the extent attributable to the period prior to and including the Closing Date.



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                                    ARTICLE 5
                                  CONSIDERATION


SECTION5.01 PURCHASE PRICE. The aggregate purchase price (the "Purchase Price'") for the Purchased Assets shall be four million eight hundred thousand United States Dollars (US $4,800,000) payable in cash on the Closing Date by wire transfer of immediately available funds to an account designated by SPARTA or by bank draft drawn on a US bank account.

SECTION 5.02 ALLOCATION. Subject to Section 5.03, the consideration payable by the Corporation for the Purchased Assets shall be allocated as follows:

(a)     $250,000 to the Equipment, being the value of the Equipment specified in
        Exhibit 2.01(d); and

(b) $4,550,000 to the Purchased Assets (other than the Equipment), allocated among all of the assets comprising the Purchased Assets (other than the Equipment) in proportion to their respective fair market values on the Closing Date.

The Corporation and SPARTA acknowledge that the amounts so attributed are the respective fair market values thereof and shall file Form 8594 exactly as specified in Exhibit 5.02, to the relevant tax authorities.

SECTION 5.03 ADJUSTMENT TO ALLOCATION. If the IRS determines that the Purchase Price should be allocated among the Purchased Assets in a manner which is different than the allocation specified in Section 5.02, then the Purchase Price shall be allocated among the Purchased Assets in the manner determined by the IRS.

SECTION 5.04 SALES AND USE TAXES. The Corporation shall pay or cause to be paid all sales and use taxes, if any, which are based either on the circumstance of transfer or on the value of any Purchased Asset that is to be sold or purchased pursuant hereto that may be imposed on or in connection with the conveyances, assignments, transfers and deliveries to be made hereunder.

SECTION 5.05 LEASE PAYMENT. On or within five days of Closing the Corporation shall pay SPARTA in immediately available funds the pro rata amount of rent paid by SPARTA under the Raleigh Lease from the day after Closing to the end of the month in which Closing occurs. The monthly rent is 519,588.80 for the Raleigh Lease.


                                    ARTICLE 6
                                    DELIVERY



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SECTION 6.01 DELIVERY OF PURCHASED ASSETS. The transfer of the Purchased Assets shall take place on the Closing Date.


                                    ARTICLE 7
                         REPRESENTATIONS AND WARRANTIES

SECTION 7.01 REPRESENTATIONS AND WARRANTIES OF SPARTA. Recognizing that, immediately prior to the Closing Date, the officers of the Corporation and the Employees operated the Purchased Business and are familiar with and have been involved in the creation of the Purchased Assets for SPARTA, SPARTA hereby represents and warrants to the Corporation as follows:

(a) Organization and Corporate Power. SPARTA is a corporation duly organized and validly existing under the laws of Delaware, and it has the corporate power and capacity to enter into this Agreement and to perform its obligations hereunder;

(b) Due Authorization. SPARTA has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement and this Agreement has been duly executed and delivered by SPARTA, and this Agreement constitutes the valid and legally binding obligation of SPARTA, enforceable in accordance with its terms and conditions, except as limited by bankruptcy, moratorium. insolvency, and similar laws;

(c)     Purchased Technology

        (i) SPARTA is the sole and exclusive owner of all right, title and interest in and to the trademark registrations and applications listed in Exhibit 2.01(a)(v).

        (ii) The registrations and applications referred to in Exhibit 2.01(a)(v) are in good standing in the name of SPARTA.

        (iii) SPARTA has not received any written allegation that the conduct of the Purchased Business infringes, violates or misappropriates any intellectual property right of any third person, or questioning the validity or enforceability of any of the Purchased Technology used by SPARTA. Except as disclosed by the Assumed Contracts, SPARTA is not required to make any payments for the use of any patent, trade name, trade secret, trademark, copyright or other Purchased Technology right or technology in connection with the Purchased Business.

(d) Good Title to Purchased Technology. SPARTA is transferring to the Corporation exclusive and valid title to the trade secrets and confidential information, registered trademarks and copyrights and other items comprising the Purchased Technology, free and clear of all title



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        defects, claims, liens and other encumbrances, except, to the knowledge of SPARTA, as might have been granted under the Assumed Contracts. SPARTA has taken, and has caused its Affiliates to take, commercially reasonable steps to preserve the confidentiality of the trade secrets and confidential information (including formulae and inventions) comprising the Purchased Technology and none of the Purchased Technology has been misappropriated from others;

(e) Title to Equipment. SPARTA is transferring to the Corporation good and valid title to the Equipment, free and clear of all defects, claims, liens or other encumbrances, except minor imperfections of title, if any, none of which is substantial in amount or materially impairs the use of the property subject thereto, which have arisen in the ordinary course of business consistent with past practice;

(f) No Breach. The execution, delivery and performance of this Agreement, by SPARTA and the consummation by SPARTA of the transactions contemplated hereby does not conflict with, result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration of any lien, security interest, charge or encumbrance, or require any authorization, consent, approval, exemption or other action by or notice or any court or other governmental body, under the provisions of the Articles of Incorporation or Bylaws of SPARTA, any indenture, mortgage, lease (except the Raleigh Lease), loan agreement or other agreement (except the Assumed Contracts) or instrument by which SPARTA is bound or affected, or any law, statute, rule or regulation or order, judgement or decree to which SPARTA is subject.

(g) Litigation. Except as set forth in Exhibit 7.01(g), there is no action, suit, judgment, award, proceeding or investigation (whether or not purportedly on behalf of SPARTA) pending or, to the best of its knowledge, threatened against or affecting SPARTA at law or in equity or before or by any court, federal, provincial or other governmental department, commission, board, agency or instrumentality, domestic or foreign, or before or by any other authority or arbitrator of any kind, which in any way adversely affects or which, if determined adversely to SPARTA, could adversely affect the Purchased Assets or the Purchased Business, or question the legality, validity or enforceability of the sale of the Purchased Assets or the Purchased Business, or any action taken or to be taken by SPARTA to or in connection with this Agreement or any of the agreements contemplated herein;

(h) No Default. The execution, delivery and performance of this Agreement and the consummation by SPARTA of the transactions contemplated herein will not (i) result in the creation of any lien or encumbrance upon any of the Purchased Assets; or (ii) result in or create any new obligation of the Purchased Business or any increase in any obligation of the Purchased Business;

(i)     Consents. Excluding the Assumed Contracts and except as set forth in
        Exhibit 7.01(1), no consent. approval, authorization, order, registration or qualification of or with any person, court



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        or governmental department or agency, public body, authority, commission, board, bureau, agency or instrumentality is or will be required for the sale of the Purchased Assets or the Purchased Business by SPARTA or the consummation by SPARTA of the transactions contemplated hereunder;

(j) Lease of Premises. The Raleigh Lease is in good standing and in full force and effect and neither SPARTA nor (to the best of the knowledge of SPARTA) any other party thereto is in breach of any covenants, conditions or obligations contained therein, and SPARTA is current on all payments required under the Raleigh Lease.

(k) Contracts. SPARTA has performed in all material respects all of the obligations required to be performed by it and is entitled to all benefits under, and is not in default or alleged to be in default in respect of the Assumed Contracts and the Assumed Contracts are in good standing and in full force and effect, and no event, condition or occurrence exists which, after notice or lapse of time or both, would constitute a default by SPARTA under the Assumed Contracts. To the knowledge of SPARTA, there are no contracts of SPARTA necessary to the operation of the Purchased Business and to the Purchased Technology, other than the Assumed Contracts and Subcontracted Contracts.

(1) Compliance with Laws. SPARTA is in compliance in all material respects with all laws, statutes, ordinances, regulations, rules, judgments, decrees or orders applicable to the Purchased Business or the Purchased Technology.

(m) Taxes. SPARTA has withheld from each payment made in respect of or relating to the Purchased Business or to any of the past or present employees of the Purchased Business, all material amounts in respect of applicable taxes and other deductions required to be withheld therefrom, and has paid the same to the proper tax authorities or other receiving officers within the time required under any applicable legislation.

(n) Employee Plans. Each Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plan.

(o) Employees. Exhibit 7.01(o) contains a complete and accurate list of the names of all individuals who are full-time or part-time employees of SPARTA employed or engaged in the Purchased Business (the "Employees") as of the date of this Agreement. SPARTA has heretofore delivered to the Corporation information specifying the date of hire, title or classification and rate of salary or hourly pay and commission or bonus entitlements (if any). All amounts due or accrued for all salary, wages, bonuses, commissions. incentives and annual sick leave and vacation entitlements for each Employee with respect to all periods prior to and including the Closing Date will be paid or discharged by SPARTA. There are no complaints, grievances, claims or charges outstanding, or to the best of the knowledge of SPARTA, anticipated, nor are there any orders, decisions, directions or convictions currently registered or



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outstanding by any tribunal or agency against or in respect of any of the
Employees under or in respect of any employment legislation and SPARTA is in compliance in all material respects with all applicable labor and employment legislation in respect of the Employees. SPARTA has not entered into any collective agreement or similar contract with any labor union or employee association in respect of any of the Employees, nor made any commitment to or conducted any negotiations with any labor union or employee association with respect to any future such contract and SPARTA is not aware of any current attempts to organize or establish any labor union or employee association with respect to any Employees, nor is there any existing or pending certification of any such union with respect to a bargaining unit for any Employees.

(p) No Brokers. No commission or other remuneration is payable or alleged to be payable to any broker, agent or other intermediary who purports to act or have acted for or on behalf of SPARTA in connection with the transaction provided for in this Agreement.

(q) Environmental Matters. The Raleigh Facility has been and is currently operated by SPARTA in compliance with all applicable environmental laws. SPARTA has not been, nor is it currently subject to any proceedings alleging the violation by SPARTA or its employees, agents or others for whom it is responsible of any environmental law in relation to the Raleigh Facility or the Purchased Business. There are no proceedings nor, to the knowledge of SPARTA, any circumstances or material facts which could, if true, give rise to any proceedings, alleging that SPARTA is potentially responsible for any clean-up or remediation of lands contaminated with hazardous substances or for any other remedial or corrective action under any environmental laws, relating in any way to the Raleigh Facility.

(r) Full Disclosure. None of the foregoing representations and warranties and no document furnished by or on behalf of SPARTA to the Corporation in connection with the negotiation of the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state any material fact necessary to make any such representation, warranty or document not misleading to a prospective purchaser of the Purchased Technology seeking full information as to the Purchased Business.

SECTION 7.02 REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. The Corporation hereby represents and warrants to SPARTA as follows:

(a) Organization and Corporate Power. The Corporation is a corporation duly organized and validly existing under the laws of Delaware, and it has the corporate power and capacity to enter into this Agreement, and to perform its obligations hereunder.

(b) Due Authorization. The Corporation has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement, and this Agreement has been duly executed and delivered by the Corporation, and is enforceable against the Corporation in accordance with its terms and conditions, except as limited by bankruptcy, moratorium, insolvency and similar laws.



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

(c) No Breach. The execution, delivery and performance of this Agreement, by the Corporation and the consummation by the Corporation of the transactions contemplated hereby does not conflict with, result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of aright of termination or acceleration of any lien, security interest, charge or encumbrance, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the Articles of Incorporation or Bylaws of the Corporation, any indenture, mortgage, lease, loan agreement or other agreement or instrument by which the Corporation is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which the Corporation is subject.

(d) No Brokers. No commission or other remuneration is payable or alleged to be payable to any broker, agent or other intermediary who purports to act or have acted for or on behalf of the Corporation or its Affiliates in connection with the transactions provided for in this Agreement.

SECTION 7.03 LIMITATION OF WARRANTIES. The representations, warranties and conditions of SPARTA and the Corporation in Sections 7.01 and 7.02, respectively, shall continue in full force and effect for the benefit of the Corporation and SPARTA, respectively, for a period of thirty(30) months following the Closing Date, after which time SPARTA and the Corporation are released from all obligations and liabilities hereunder in respect of such representations and warranties except with respect to any claims made by the Corporation or SPARTA in writing prior to the expiration of such period.

SECTION 7.04 LIMITATION OF LIABILITY. In no event shall either party be liable to the other party in connection with this Agreement or the transactions contemplated hereby for any indirect, special, consequential or exemplary damages suffered or incurred by such party, whether based on contract, warranty, tort, statute or other legal theory; provided, however, that the foregoing shall not affect or limit the respective obligations of the parties under Sections
9.01 and 9.02 below to indemnify each other with respect to claims by third parties under the circumstances contemplated by Sections 9.01 or 9.02. Further, in no event shall any liability of SPARTA to the Corporation in connection with this Agreement or the transactions contemplated hereby exceed an amount equal to the Purchase Price actually paid by the Corporation to SPARTA under this Agreement, whether based on contract, warranty, tort, statute or other legal theory.


                                    ARTICLE 8
                                    COVENANTS

SECTION 8.01 BOOKS AND RECORDS. SPARTA agrees that it will permit the Corporation and its authorized representatives to have reasonable access to financial books and records relating to the Purchased Business after the Closing Date, to the extent necessary in connection with the affairs of the Corporation relating to the Purchased Business. The Corporation and SPARTA agree to cooperate with each other in connection with any audit, investigation or other third party request for information or documents relating to or affecting the Purchased Business and shall assist each other in all reasonable respects to comply with or facilitate, to the extent required by applicable law or otherwise appropriate, any information requests or demands for access to books and records.

SECTION 8.02 CONDUCT OF PURCHASED BUSINESS PRIOR TO CLOSING. Without in any way limiting any other obligations of SPARTA hereunder, during the period from the date hereof to the Closing Date:

(a) Conduct Practice in the Ordinary Course. SPARTA shall conduct the Purchased Business in the ordinary and normal course consistent with past practice and neither SPARTA nor any of its Affiliates shall, without the prior written consent of the Corporation, which shall not be unreasonably withheld, delayed or conditioned: (i) enter into any transaction or refrain from doing any action which, if effected before the date of this Agreement, would constitute a breach of any representation, warranty, covenant or other obligation of SPARTA contained herein; (ii) cause or allow the Purchased Business to enter any business contract, including without limitation, distribution agreements (iii) cause or allow the Purchased Business to hire any new employees at the Purchased Business' Raleigh, North Carolina facility.

(b) Continue Insurance. SPARTA shall continue to maintain in full force and effect all policies of insurance or renewals thereof now in effect relating to the Purchased Assets or Purchased Business and shall give all notices and present all claims under all such policies of insurance in a due and timely fashion;

(c) Preserve Goodwill. SPARTA shall use all reasonable efforts to preserve intact the Purchased Business and the Purchased Technology and to carry on the Purchased Business as currently conducted except as otherwise contemplated herein;

(d) Discharge Liabilities. SPARTA shall pay and discharge the liabilities of SPARTA relating to the Purchased Business in the ordinary course, except those contested in good faith by SPARTA;

(e) Corporate Action. SPARTA shall take or cause to be taken all necessary corporate action, steps and proceedings to approve or authorize validly and effectively the transfer of the Purchased Assets to the Corporation and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby; and

SECTION 8.03 DELIVERY OF DOCUMENTS. At the Closing, SPARTA shall deliver to the Corporation all necessary deeds, conveyances, bills of sale, assurances, transfers, assignments and any other documentation necessary or reasonably required to transfer the Purchased Assets to the Corporation. At the Closing, the Corporation shall pay the Purchase Price to SPARTA in the manner specified in Section 5.01. At the Closing, SPARTA shall deliver to the Corporation, and the Corporation shall deliver to SPARTA, all other agreements, instruments and documents contemplated by this Agreement or as may be required by their respective counsel, acting reasonably, including without limitation certificates of compliance or good standing issued by the relevant authorities of their respective jurisdictions of incorporation, certified copies of their respective articles and bylaws, certified copies of directors' resolutions authorizing this Agreement, and the transactions provided for herein, and certificates of incumbency in respect of any officers executing this Agreement and/or any agreement, instrument or document provided for herein.

SECTION 8.04 FURTHER ASSURANCE AND COOPERATION. The parties shall from time to time and at all times hereafter make, do and execute or cause and procure to be made, done and executed all such further acts, deeds, conveyances, consents and assurances as may be required to carry out the transfer of the Purchased Assets and assumption of Assumed Liabilities contemplated under this Agreement, including without limitation appropriate assignments (notarized if required) for filing with any relevant government body or agency.

SECTION 8.05 FUTURE ADVERTISING AND SALES ACTIVITIES. Immediately after the Closing Date, SPARTA shall cease using the trade names and trademarks listed on
Exhibit 2.01(a)(v) (including Signalscape(R) on all business cards and other employee identification materials as well as on all business records, brochures and other sales or advertising-related material (including materials used for the packaging of any product) except as may be necessary to carry out its obligations under Section 8.10.

SECTION 8.06 NON-COMPETITION - SPARTA. For a period commencing on the Closing Date and continuing until the fifth anniversary of the Closing Date, SPARTA agrees that it shall not, anywhere in the world, directly or indirectly or in connection with any other Person, compete, establish or engage in the marketing, distribution or sale of any products which are competitive with the Signalscape(R) product family being offered by the Purchased Business as of the date of this Agreement.

SECTION 8.07 NON-COMPETITION - CORPORATION. For a period of three (3) years from the Closing Date, the Corporation agrees that it shall not, nor shall it permit any of its Affiliates to. directly or indirectly or in connection with any other Person engage in any business that competes with the business of SPARTA as of the Closing Date (excluding the Purchased Business) in any geographic area in which SPARTA is conducting business as of the Closing Date, except that the Corporation may sell engineering services with the aim of increasing the capability of the products that are part of the Purchased Business.

SECTION 8.08 NON-SOLICITATION BY EITHER PARTY. For a period of two (2) years from the Closing Date, each party agrees not to solicit any employee of the other party (whether currently employed as of the Closing Date or hired during such two-year period). Notwithstanding the foregoing, (a) any former employee of either party who has not been employed by either party for six months or more may be solicited and/or employed by the other party; (b) in the event that any current employee of either party has received a bona fide third-party offer of employment (other than from JATOM Systems Inc. or another Affiliate) the other party may solicit and/or employ such employee; and (c) neither party shall be liable to the other party in the event an employee breaches his contract of employment with the other party as a result of a party performing generalized employment searches by advertisements or engaging firms to conduct searches or otherwise, as long as such searches are not focused on the other party's employees.

SECTION 8.09 SECURITY CLEARANCE. SPARTA agrees, both before and after the Closing Date, to cooperate with the Corporation to ensure that as far as permitted by the Defense Security Service, all necessary security clearances for the Purchased Business' Raleigh, North Carolina facility and the Retained Employees are maintained such that all work pursuant to Subcontracted Contracts may be continued by the Corporation uninterrupted.

SECTION 8.10 GENERAL SERVICES AGREEMENT. SPARTA shall maintain its General Services Agreement ("GSA") schedule of the Products and technical services of the Purchased Business, until the earlier of (a) the date the Corporation obtains its own GSA schedule, or (b) the expiration of 180 days following the Closing Date. A reseller agreement, to cover the foregoing interim period shall be entered into between SPARTA and the Corporation upon mutually agreeable terms (the "Reseller Agreement") as a condition of Closing.

SECTION 8.11 CROSS-LICENSING OF CERTAIN TECHNOLOGY. Subsequent to the Closing, SPARTA and the Corporation shall negotiate in good faith toward the execution of a license agreement under which SPARTA would license to the Corporation on a non-exclusive, royalty-bearing basis, such algorithms (the "Algorithms") as SPARTA may have developed or may in the future develop, but which are not as of the date hereof integrated into the Purchased Technology, and which the Corporation wishes to license for purposes related to the Products. Under such license agreement. for the purposes of developing Algorithms, the Corporation will grant to SPARTA a non-exclusive, royalty-free license to use the Signalscape component of the Purchased Assets solely for internal research and development purposes. Such license will include such free updates to the Signalscape component as the Corporation makes generally available.

SECTION 8.12 INVESTIGATION. Until the Closing Date, the Corporation and its representatives and advisers shall be permitted to make such investigations, inspections, surveys or tests of the Purchased Assets and Purchased Business as the Corporation deems necessary or desirable to familiarize itself with the same. Without limiting the generality of the foregoing, the Corporation shall, during normal business hours, be permitted complete access to all documents relating to information scheduled or required to be disclosed under this Agreement, the employees, premises, books, contracts, documents, data, soil test reports, environmental reports. surveys, inspection reports, records regarding suppliers, customers and regulators. any other reports prepared by advisers and other records of SPARTA pertaining to the Purchased Assets and the

Purchased Business (and SPARTA shall provide photocopies to the Corporation of all such written information and documents as may be reasonably requested by the Corporation). Any such investigations, inspections, surveys or tests shall not, however, affect or mitigate the representations and warranties of SPARTA under this Agreement which shall continue in full force and effect as provided under this Agreement. SPARTA shall cause its employees, accountants and other agents and representatives including, without limitation, the Purchased Business' officers, employees, agents and consultants and, if acting directly or indirectly for the benefit of the Purchased Business, attorneys, accountants, consultants, bankers and financial advisors (collectively, "Representatives") to cooperate fully with the Corporation and Representatives of the Corporation in connection with the Corporation's due diligence investigation of the Purchased Business.

SECTION 8.13 EXCLUSIVE DEALING.

        The parties agree that for a period expiring on the earlier to occur of
(i) the sixtieth day following the 4th day of April, 2000, and (ii) the termination of this Agreement in accordance with its terms, SPARTA shall not, and shall not permit any of its Representatives to, directly or indirectly,

(a) initiate, solicit, encourage or participate in any negotiations or discussions with respect to any offer or proposal concerning any acquisition, purchase or sale or license of all or substantially all of the Purchased Business or Purchased Assets or any transaction that is similar to that set out in this Agreement for the Purchased Business (an "Alternative Transaction");

(b) disclose any information concerning the Purchased Business' business or properties or afford to any corporation, partnership, Person or group of Persons, access to SPARTA's properties or books or records in connection with any proposed Alternative Transaction; or

(c) enter into or approve any agreement, commitment or obligation, written or oral, to do any of the foregoing.

SECTION 8.14 DISCLOSURE. Except as and to the extent required by law, without the prior written consent of the other party, each of the parties shall not, and shall direct their Representatives not to, directly or indirectly, make any public comment, statement or communication with respect to, or otherwise disclose or permit the disclosure of the existence of discussions regarding the transaction in this Agreement or any of the terms, conditions or other aspects of the transaction set out in this Agreement.

SECTION 8.15 COSTS. The parties shall be solely responsible for and bear their respective costs and expenses (including any broker's or finder's fees) incurred in connection with the proposed transaction, including expenses of their Representatives incurred at any time in connection with pursuing or consummating the proposed transaction.

SECTION 8.16 LICENSE FOR EXPLORER TECHNOLOGY. At the Closing, SPARTA and the Corporation shall execute a license agreement (the "License Agreement") under which SPARTA will license to the Corporation on a non-exclusive, non-transferable, royalty-free basis, certain rights to use the Explorer Technology upon terms mutually agreeable to the parties.

SECTION 8.17 REASONABLE EFFORTS. The Corporation and SPARTA shall use all reasonable efforts to satisfy their respective conditions of closing.

SECTION 8.18 WARRANTY OBLIGATIONS. Subsequent to the Closing, at the request of SPARTA from time to time, the Corporation will promptly perform all warranty obligations of SPARTA pertaining to all products sold and services performed by the Purchased Business on or before the Closing Date, and SPARTA shall reimburse the Corporation for the same on a time and materials basis at the Corporation's then current commercial rates.


                                    ARTICLE 9
                                 INDEMNIFICATION

SECTION 9.01 INDEMNIFICATION BY SPARTA. From and after the Closing Date and subject to the provisions of this Article 9 and Section 7.05, SPARTA hereby agrees to pay and to indemnify fully, hold harmless and defend the Corporation and its agents, directors, officers, partners, employees, servants, consultants, representatives, successors and assigns, from and against any and all claims and/or damages (whether based on negligent acts or omissions, statutory liability, strict liability or otherwise) arising out of, relating to or based upon allegations of:

(a) any inaccuracy or breach of any representation or warranty, or any nonfulfillment of any covenant or agreement of SPARTA contained in this Agreement;

(b) any liability whatsoever (whether known, unknown, accrued, absolute, contingent or otherwise) of SPARTA and/or its Affiliates prior to the Closing Date, other than Assumed Liabilities;

(c)     any Retained Liabilities;

(d) severance claims by Employees of the Purchased Business immediately prior to the Closing Date who received the Corporation's offer of employment contemplated in Section 4.02 of this Agreement, but who have refused such offer;

(e) any claim relating to failure by SPARTA to comply with any applicable bulk sales legislation concerning the purchase and sale of the Purchased Assets provided for in this Agreement; or

(f) any and all actions, suits, proceedings, claims, demands, judgements, assessments, reasonable costs and expenses, incurred in investigating or attempting to avoid the foregoing or in enforcing this indemnity.

SECTION 9.02 INDEMNIFICATION BY THE CORPORATION. From and after the Closing Date, subject to the provisions of this Article 9 and Section 7.04, the Corporation agrees to pay and to indemnify fully, hold harmless and defend SPARTA and its Affiliates, agents, shareholders, directors, officers, partners, employees, consultants, representatives, successors and assigns, from and against any and all claims and/or damages (whether based on negligent acts or omissions, statutory liability, strict liability or otherwise) arising out of, relating to or based upon allegations of

(a) any inaccuracy or breach of any representation or warranty, or any nonfulfillment of any covenant or agreement of the Corporation contained in this Agreement;

(b) any liability arising out of the Purchased Assets and the Purchased Business subsequent to the Closing Date which relates to actions or inactions of the Corporation commenced solely after the Closing (including but not limited to any liability as a result of the Corporation failing to timely perform or discharge its obligations under any Assumed Contract), other than Retained Liabilities and any other obligation of SPARTA hereunder;

(c)     any failure to timely discharge any Assumed Liability; or

(d) any and all actions, suits, proceedings, claims, demands, judgements, assessments, reasonable costs and expenses, incurred in investigating or attempting to avoid the foregoing or in enforcing this indemnity.

SECTION 9.03 METHOD OF ASSERTING CLAIMS. The indemnified party (the "Indemnitee") shall provide the indemnifying party (the "Indemnitor") prompt notice in writing upon becoming aware of any action, suit, proceeding, claim, demand, judgement or assessment with respect to which a right to indemnification is claimed under this Article 9 (a "Claim"). Indemnitee shall provide to Indemnitor sole control of the defense and/or settlement of the Claim. Indemnitee shall cooperate with Indemnitor, at Indemnitor's expense, in the defense or settlement of the Claim. Indemnitee shall not compromise or settle a Claim without Indemnitor's prior written consent, such consent not to be unreasonably withheld, delayed or conditioned. Indemnitee may participate in the defense of a Claim at its own expense.

SECTION 9.04 RIGHT OF SUBROGATION. In the event that Indemnitee has a right of recovery against any third party with respect to any damages in connection with which a payment is made to such Indemnitee by Indemnitor, then (i) Indemnitor shall, to the extent of such payment, be subrogated to all of the rights of recovery of Indemnitee against such third party with respect to such damages and
(ii) Indemnitee shall execute all papers required and take all action necessary to secure such rights, including, but not limited to, the execution of such documents as are necessary to enable Indemnitor to bring suit to enforce such rights.

SECTION 9.05 RIGHT TO CURE. Indemnitor under any provision of this Article 9 shall have the right to cure, within a reasonable time and in a manner reasonably satisfactory to Indemnitee and any affected parties, any matter giving rise to such obligation that is susceptible of being cured; provided, however, that any such cure shall not relieve or reduce any such obligations arising prior to, during or because of such cure or to the extent that such cure is inadequate.

SECTION 9.06 CERTAIN LIMITATIONS. Notwithstanding any other provision of this Agreement, no claim, suit, action, arbitration or other proceeding may be asserted or initiated against SPARTA with respect to any covenant, obligation, representation or warranty of SPARTA contained in this Agreement, or the breach or inaccuracy thereof, or otherwise relating to this Agreement or the transactions contemplated hereby, unless written notice of the same, specifying in reasonable detail the facts upon which the same is based, is given to SPARTA on or before the second anniversary of the Closing Date. Further, notwithstanding any other provision of this Agreement, neither the Corporation nor any of its Affiliates shall be entitled to recover any damages, losses, costs, expenses or other amounts of any nature (collectively, "Damages") from SPARTA based upon any covenant, obligation, representation or warranty of SPARTA contained in this Agreement, or the breach or inaccuracy thereof, or otherwise relating to this Agreement or the transactions contemplated hereby, except and to the extent that such Damages exceed $10,000 in the aggregate.


                                   ARTICLE 10
                              CONDITIONS TO CLOSING

SECTION 10.01 CORPORATION'S CONDITIONS. The obligation of Corporation to complete the transactions contemplated under this Agreement is subject to fulfillment on the Closing Date of the following conditions:

(a) all of the representations and warranties of SPARTA made in or pursuant to this Agreement shall be true and correct as at the Closing Date and with the same effect as if made at and as of the Closing Date and the Corporation shall have received a certificate from the Chief Executive Officer and Chief Financial Officer of SPARTA confirming the truth and correctness of SPARTA's representations and warranties contained in this Agreement as of the Closing Date and the performance by SPARTA of the obligations referred to in Section 10.01(c);

(b) the Corporation shall have received an opinion dated as of the Closing Date of Higham, McConnell & Dunning, LLP, counsel to SPARTA, in a form mutually agreeable to the parties;

(c) SPARTA shall have performed or complied with all of its covenants and obligations under this Agreement to be performed or complied with at or prior to the Closing Date;

(d) all consents, approvals, orders and authorizations of any Person or governmental authority (or registrations, declarations, filings or recordings with any such authorities) required in connection with the completion of any of the transactions contemplated by this Agreement shall have been obtained on or before the Closing Date;

(e) each of the Retained Employees shall have accepted employment with the Corporation;

(f) during the period from April 4, 2000 to the Closing Time there shall have been no material adverse change in the business, results of operation, assets or prospects of the Purchased Business or the Purchased Technology; and

(g) the Trademark Assignment Agreement, the License Agreement and the Reseller Agreement shall have been executed.

In case any of the foregoing conditions shall not have been fulfilled at or prior to the Closing Date, the Corporation in its sole discretion may waive compliance with any such condition if it shall see fit to do so, without prejudice to its right of termination in the event of non-fulfillment of any other condition in whole or in part.

SECTION 10.02 SPARTA'S CONDITIONS. The obligation of SPARTA to complete the transactions contemplated under this Agreement is subject to the fulfillment on the Closing Date of the following conditions:

(a) the Corporation shall have performed or complied with all of its obligations under this Agreement to be performed or complied with at or prior to the Closing Date;

(b) all of the representations and warranties of the Corporation made in or pursuant to this Agreement shall be true and correct as at the Closing Date and with the same effect as if made at and as of the Closing Date and SPARTA shall have received a certificate from the Chief Executive Officer of the Corporation confirming the truth and correctness of the Corporation's representations and warranties contained in this Agreement as of the Closing Date and the performance by the Corporation of the obligations referred to in Section 10.02(a);

(c) all material consents approvals, orders and authorizations of any Person or governmental authority (or registrations, declarations, filings or recordings with any such authorities) required in connection with the completion of any of the transactions contemplated by this Agreement shall have been obtained on or before the Closing Date; and

(d) SPARTA shall have received an opinion of Wyrick Robbins Yates & Ponton LLC, counsel to the Corporation, dated the Closing Date, in a form mutually agreeable to the parties.


In case any of the foregoing conditions shall not have been fulfilled at or prior to the Closing Date, SPARTA in its sole discretion may waive compliance with such condition if it shall see fit to do so, without prejudice to its right of termination in the event of non-fulfillment of any other condition in whole or in part.

SECTION 10.03 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

(a)     by mutual written consent of the Corporation and SPARTA;

(b) by SPARTA if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Corporation and such breach has not been cured within 10 days after notice to the Corporation;

(c) by SPARTA if it is not in material breach of its obligations under this Agreement and there has been a breach by the Corporation of its obligations under section 8.14;

(d) by the Corporation if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of SPARTA and such breach has not been cured within 10 days after notice to SPARTA; or

(e) by SPARTA or the Corporation if the Closing Date has not occurred on or prior to the 3rd day of June, 2000.

        In the event of termination of this Agreement as provided in this
Section 10.03, this Agreement will forthwith become void and there will be no liability or obligation on the part of the Corporation or SPARTA or their respective officers, directors or shareholders, unless such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement. The provisions of Section
8.14 shall survive the termination of this Agreement for any reason.


                                   ARTICLE 11
                             SUBCONTRACTED CONTRACTS

SECTION 11.01 SUBCONTRACTED CONTRACTS. For those Subcontracted Contracts that require consent prior to subcontracting, as indicated on Exhibit 1.01(a), SPARTA will make all good faith and reasonable efforts to obtain such consent from each customer as required. For those Subcontracted Contracts that require advance notification to the customer, as indicated on Exhibit 1.01(a), SPARTA will give advance notification to each such customer. After all required customer consents have been received and all required advance notifications have been given, as applicable, SPARTA will subcontract to the Corporation, and the Corporation shall subcontract from SPARTA, work under each of the Subcontracted Contracts (individually, a "Subcontract" and collectively, the "Subcontracts") in accordance with this Article 11. Each Subcontract will be effective the day following the Closing Date and continue until the earlier of (i) the day the Subcontracted Contract to which the Subcontract relates expires as set forth in
Exhibit 1.01(a), or (ii) when all funding for the Subcontracted Contract to which the Subcontract relates is expended. All Subcontracts will be of the "time and material" type. The contract rates applicable to each Subcontract shall be as negotiated and agreed to by SPARTA and the Corporation prior to the Closing. Subject to the foregoing, and Sections 11.02 and 11.03 below, at the Closing, SPARTA and the Corporation will enter into a "letter subcontract" (as defined in the Federal Acquisition Regulations) pertaining to each Subcontract. Thereafter, each Subcontract will be definitized no later than three weeks following the Closing.

SECTION 11.02 ASP SUBCONTRACTED CONTRACTS. Subject to Section 11.01, SPARTA will subcontract to the Corporation, and the Corporation shall subcontract from SPARTA, all the remaining technical work under the Subcontracted Contracts listed in Section A of Exhibit 1.01(a) attached hereto (the "ASP Subcontracted Contracts"). The fixed hourly labor rates of each Subcontract relating to the ASP Subcontracted Contracts will not exceed 98% of the current hourly labor rates in the ASP Subcontracted Contract to which the Subcontract relates, and "other direct costs" shall be reimbursed at cost. The difference between the full fixed labor rate in the ASP Subcontracted Contracts and 98% is to cover SPARTA's 2% mandated "major subcontract administration" burden that must be applied to all "major subcontracts". If any of the ASP Subcontracted Contracts does not contain fixed hourly labor rates, the fixed hourly labor rates in the Subcontract relating thereto will not exceed 98% of the rates bid in the original proposal.

SECTION 11.03 OTHER SUBCONTRACTED CONTRACTS. Subject to Section 11.01, SPARTA will subcontract to the Corporation, and the Corporation shall subcontract from SPARTA, all the remaining work under the Subcontracted Contracts listed in Section B of Exhibit 1.01 (a) attached hereto (the "Other Subcontracted Contracts") of the type which the Purchased Business has performed thereunder prior to the date of this Agreement. The fixed hourly labor rates of each Subcontract relating to the Other Subcontracted Contracts will not exceed 95% of the current hourly labor rates in the Other Subcontracted Contract to which the Subcontract relates, and .'other direct costs" shall be reimbursed at cost. The difference between the full fixed labor rate in the Other Subcontracted Contracts and 95% is to cover (a) SPARTA's 2% mandated "major subcontract administration" burden that must be applied to all "major subcontracts", and (b) a 3% fee for managing the programs. If any of the Other Subcontracted Contracts does not contain fixed hourly labor rates, the fixed hourly labor rates in the Subcontract relating thereto will not exceed 95% of the rates bid in the original proposal.

                                   ARTICLE 12
                                  MISCELLANEOUS


SECTION 12.01 NOTICES. All notices authorized or required to be given pursuant to this Agreement shall be given in writing and either personally delivered to the party to whom it is given or delivered by an established delivery service by which receipts are given or mailed by registered or certified mail, postage prepaid, or sent by telex or telegram or electronic telecopier, addressed to the party at the following addresses. Any party may change its address for the receipt of notices at any time by giving notice thereof to the other parties, in which event this Agreement shall be amended accordingly.

        If to SPARTA:
        SPARTA Inc.
        23041 Avenida de la Carlota, Suite 325
        Laguna Hills, CA 92653-1545

        Attention: Mr. Jerry Fabian, Vice-President
        Fax No: (949) 770-4632

        If to the Corporation:
        Signalscape, Inc.
        5511 Capital Center Drive
        Suite 390
        Raleigh, NC 27606

        Attention:     J. Keith McElveen, President and CEO
        Fax No:        (919) 859-1098

SECTION 12.02 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) embodies the complete agreement and understanding of the Corporation and SPARTA with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the parties in connection with the subject matter of this Agreement, except as specifically set forth herein and SPARTA and the Corporation have not relied and are not relying on any other information, discussion or understanding in entering into and completing the transactions contemplated by this Agreement.

SECTION 12.03 MODIFICATION. No change or modification of this Agreement shall be of any force unless such change or modification is in writing and has been signed by the duly authorized representatives of the parties hereto.

SECTION 12.04 NON-MERGER. Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties shall not merge on and shall survive the Closing Date and, notwithstanding such Closing Date, or any investigation made by or on behalf of any party, shall continue in full force and effect.

SECTION 12.05 WAIVERS. No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is in writing and signed by the party against which such waiver is claimed. No waiver of any breach shall be deemed to be a waiver of any other or subsequent breach.

SECTION 12.06 BULK SALES. SPARTA will either comply with the provisions of any applicable laws which relate to the sale of property in bulk in connection with the transfer of the Purchased Assets to the Corporation or indemnify the Corporation in respect of any liability thereof.

SECTION 12.07 EXPENSES. Except as otherwise expressly provided in this Agreement, all costs and expenses (including the fees and disbursements of legal counsel, investment advisers and accountants) incurred in connection with this Agreement and the transactions contemplated therein shall be paid by the party incurring such expenses.

SECTION 12.08 ANNOUNCEMENTS. Any press release or public statement or announcement (a "Public Statement") with respect to the transaction contemplated in this Agreement shall be made only with the prior written consent and joint approval of SPARTA and the Corporation unless such Public Statement is required by law or by any stock exchange, in which case the party required to make the Public Statement shall use its best efforts to obtain the approval of the other party as to the form, nature and extent of the disclosure.

SECTION 12.09 SEVERABILITY. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.10 GOVERNING LAW. This Agreement shall be governed by and be construed in accordance with the laws of North Carolina and the federal laws applicable therein.

SECTION 12.11 LIMITATION ON RIGHTS OF OTHERS. No Person other than a party hereto shall have any legal or equitable right, remedy or claim under or in respect of this Agreement.

SECTION 12.12 SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by a party hereto without the prior written consent of the other party. Subject to the immediately preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 12.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts (including counterparts by facsimile) and all such counterparts taken together shall be deemed to constitute one and the same instrument.



IN WITNESS HEREOF, the parties hereto have executed this Agreement by their duly authorized representatives as of the date hereof.

SPARTA INC.                                  Signalscape, Inc.


By: /s/ JERRY R. FABIAN                      By: /s/ [Signature Illegible]
   -----------------------------------          --------------------------------

     JERRY R. FABIAN
     VICE PRESIDENT
Its: DIRECTOR, BUSINESS ADMINISTRATION       Its:
     ---------------------------------           -------------------------------

                               LIST OF EXHIBITS TO
                            ASSET TRANSFER AGREEMENT

EXHIBIT                   DESCRIPTION
- -------                   -----------
1.01(a)            List of Subcontracted Contracts

1.01(b)            Form of Trademark Assignment Agreement

1.02               List of persons whose "knowledge" is attributed to SPARTA

2.01(a)(v)         List of trademarks, trade names and service marks included in the Purchased Technology

2.01(d)            List of equipment included in the Purchased Assets

2.02(d)            Explorer Technology

4.01(a)            List of Retained Employees

5.02               IRS Form 8594

7.01(g)            List of pending and threatened claims

7.01(i)            List of required consents

7.01(o)            List of employees of the Purchased Business

                                EXHIBIT 1.01(a)
                        LIST OF SUBCONTRACTED CONTRACTS


A.    "ASP SUBCONTRACTED CONTRACTS"
                                        ORIGINAL CONTRACT
                                            PERIOD OF                                         CUSTOMER            ADVANCE
                                      -----------------------        CONSENT REQ.         NOTIFICATION REQ.
CONTRACT NO.         CUSTOMER          VALUE          TYPE          PERFORMANCE              REQ. TO S/C       ONLY TO S/C
- -----------------    ------------     --------     ----------     ------------------     -----------------     -----------
MDA-904-98-C-B025    NSA              $950,000        T&M         2-18-98 to 9-30-00            [X]

X99173Q              Southwest        $334,812        T&M         9-13-99 to 6-30-00                               [X]
                     Research/FBI

Classified           Classified       $303,363     Cost Plus      6-26-99 to 7-25-00                               [X]
MDA-904-00-P-3136                                  Fixed Free

B.    "OTHER SUBCONTRACTED CONTRACTS"

J-FBI-98-042         FBI                 NA        Cost Plus      3-4-98 to 3-3-03                                 [X]
                                                   Fixed Fee

J-FBI-00-XXX         FBI                 NA        Cost Plus      5-1-00 to 4-30-05                                [X]
                                                   Fixed Fee

                                 EXHIBIT 1.01(b)

                     FORM OF TRADEMARK ASSIGNMENT AGREEMENT

                                   [ATTACHED]

                              TRADEMARK ASSIGNMENT

        FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, SPARTA, INC., a Delaware corporation (referred to herein as "Assignor"), hereby transfers and assigns to SIGNALSCAPE, INC., a Delaware corporation, all right, title and interest of Assignor in and to the trademarks listed below and all other intellectual property rights of any kind embodied in the below listed trademarks, and any and all marketing and other materials of any kind, including any and all adaptations and versions thereof, referring or pertaining to any and all products marketed by Assignor under the names listed below, together with all of the goodwill associated with the business of Assignor relating to the foregoing trademarks, and together with any an all rights and claims deriving from the foregoing.

 MARK                                    APPLICATION NO.        DATE FILED
 ----                                    ---------------        ----------
 1. Signalscape                          75/465490              June 7, 1999
 2. The new view of signal processing    75/594129              February 7, 2000

        IN WITNESS WHEREOF, the Assignor has executed this Assignment under seal this _____ day of May, 2000.


                                        ASSIGNOR SPARTA, INC.


                                        ----------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------



STATE OF __________________
COUNTY OF _________________

        I, ______________________________________________, Notary Public. hereby certify that on this _____ day of May. 2000 personally appeared before me ________________________________________, who being by me first duly sworn.
declared that he (she) signed the foregoing instrument voluntarily and that the same constitutes his (her) own free act and will.



                                             -----------------------------------
                                             Notary Public


My Commission Expires:

- -----------------------------------

                                  EXHIBIT 1.02

                        LIST OF PERSONS WHOSE "KNOWLEDGE"
                             IS ATTRIBUTED TO SPARTA


Robert Kinney, Sr.
Jerry R. Fabian

                               EXHIBIT 2.01(a)(v)

                LIST OF TRADEMARKS, TRADE NAMES AND SERVICE MARKS
                      INCLUDED IN THE PURCHASED TECHNOLOGY



- ------------------------------------------------------------------------------------------
        TRADEMARK               COUNTRY           APPLICATION NO.            DATE FILED
        ---------               -------           ---------------            ----------
- ------------------------------------------------------------------------------------------
        Signalscape               USA               75/465490               June 7, 1999
- ------------------------------------------------------------------------------------------
 The new view of signal           USA               75/594129             February 7, 2000
 processing
- ------------------------------------------------------------------------------------------

                                 EXHIBIT 2.01(d)
               LIST OF EQUIPMENT INCLUDED IN THE PURCHASED ASSETS



                                   [ATTACHED]

April 27, 2000                                                        Page 1
4:05 PM

                                  SPARTA, INC.
                          DEPRECIATION EXPENSE REPORT

                                as of 03/31/2000

             IN SVC  ACQUIRED   DEP  P  EST    SALVAGE/  DEPRECIABLE PREV  PRIOR ACCUM  DEPRECIATION CURRENT YEAR    CURR ACCUM
SYS NO EXT   DATE     VALUE    METH  T  LIFE   SECT 179     BASIS    THRU  DEPRECIATION   THIS RUN     TO DATE    DEPRECIATION KEY
- ------ ---   ------  --------  ----  -  ----  --------   ----------- ----  ------------ ------------ ----------  -----------------
                                                       BOOK: INTERNAL   FY: DECEMBER
                                                       -----------------------------
004616 000  03/01/97  2858.82  SLHY  P  05 00    0.00      2858.82   02/00    1429.40      47.65       142.94         1572.34
       COMPUTER    PENTIUM P-5-166 PC W/MONITOR -- GATEWAY 2000
004730 000  05/01/97  3411.00  SLHY  P  07 00    0.00      3411.00  02/00     1218.22      40.61       121.82         1340.04
       5-DRAWER MULTI LOCK SAFE -- VIRGINIA SAFE & LOCK SERVICE
004731 000  05/01/97  2569.66  SLHY  P  05 00    0.00      2569.65   02/00    1284.83       42.83      128.48         1413.31
       PENTIUM OPTIVA 166 PENTIUM W/MONITOR -- CDW
004748 000  06/01/97  5862.86  SLHY  P  07 00    0.00      5862.86   02/00    2093.88       69.79      209.38         2303.26
       COPIER  RICOS FT4522 COPIER W/FEEDER -- SYSTEL
004749 000  06/01/97  1654.59  SLHY  P  07 00    0.00      1654.59   02/00     590.93       19.70       59.09          650.02
       MICRO SHREDDER W/CONSOLE -- WHITAKER BROS. BUS. MACHINES
004760 000  07/01/97  4458.36  SLMM  P  05 00    0.00      4458.36   02/00    2229.18       74.30       222.91         2452.09
       PENTIUM II MULTIMEDIA PC W/MONITOR & HP PRINTER -- GATEWAY 2000
004761 000   07/01/97 4458.36  SLMM  P  05 00    0.00      4458.36   02/00    2229.18       74.31       222.92         2452.09
       PENTIUM II MULTIMEDIA PC W/MONITOR & HP PRINTER -- GATEWAY 2000
004762 000   07/01/97 4373.56  SLMM  P  05 00    0.00      4373.56   02/00    2186.78       72.89       218.67         2405.45
       PROFESSIONAL COMPUTER SYSTEM G6-233 W/MONITOR -- GATEWAY 2000
004774 000   07/01/97 9057.70  SLMM  P  05 00    0.00      9057.70   02/00    4528.85      150.96       452.68         4981.73
       CRCAB COMPLETE PAK, EXPRESS & LAYOUT -- ORCAD, INC.
004792 000   08/01/97 4823.00  SLMM  P  07 00    0.00      4823.00   02/00    1665.08       57.42       172.25         1837.33
       FAX SECURE FAX SFX3700M -- RICOH
004610 000   09/01/97 1584.70  SLMM  P  05 00    0.00      1584.70   02/00     739.53       26.41        79.23          818.76
       DIGITAL MULTI-TRACK RECORD BOARD LAS "VB" -- ATLANTA DIS. MUSIC
004811 000   09/01/97 6942.25  SIMM  P  10 00    0.00      6942.25   02/00    1619.87       57.85       173.55         1793.42
       FFT SPECTRON ANALYZER W/SOURCE, GPIE -- STANFORD RESEARCH SYSTEMS
004612 000   03/01/97 1775.50  SIMM  P  05 00    0.00      1775.50   02/00     828.57       29.59        88.77          917.34
       DIGITAL AUDIO-ANALOG I/O LABS "BIG BLOCK" -- ATLANTA DIS. MUSIC
004816 000   09/01/97 4325.86  SIMM  P  05 00    0.00      4325.86   02/00    2018.73       72.10       216.29         2235.20
       PENTIUM II-G6-266M 21" MONITOR, APC 650 UPS -- GATEWAY 2000
004817 000   09/01/97 4548.46  SIMM  P  05 00    0.00      4548.46   02/00    2122.61       75.81       227.42         2350.03
       PENTIUM II-G6-266M 21" MONITOR, APC PRINTER -- GATEWAY 2000
004827 000   10/01/97 2957.70  SIMM  P  07 00    0.00      2967.70   02/00     953.91       35.33       105.93         1359.90
       ANALOG DEVICES SHARC 21061JTAG IN EMULATOR -- FURTURE ELEC. CORP.
004833 000   10/01/97 3617.82  SIMM  P  05 00    0.00      3617.82   02/00    1528.01       60.32       180.89         1808.90
       DELL OPTIPLEX GXI MINITOWER W/BACKUP 420 PNF -- DELL COMP. CORP.
004834 000   10/01/97 2670.70  SIMM  P  07 00    0.00      2670.70   02/00     858.44       31.80        95.36          953.82
       UNIVERSAL PROGRAMMER BP1200/32 W/32 PIN DRIVER -- BP MICRO, INC.
004838 000   11/01/97 5683.63  SIMM  P  05 00    0.00      5683.63   02/00    2462.92       94.73       284.18         2747.10
       NEC VS6220 LAPTOP COM.YEY. W/CARRYING CASE -- NEC COMPUTER SYS.
004864 000   12/01/97 3470.00  SIMM  P  07 00    0.00      3470.00   02/00    1032.75       41.31       223.93         1156.66
       MOSLES 5 DRAWERS, MULTI LOCK SAFE -- VIRGINIA SAFE-LOCK SEV.
004871 000   01/01/98 1964.18  SIMM  R  05 00    0.00      1964.13   02/00     714.24       29.76        89.28          803.52
       EXPANSION THIRD FLOOR -- OAKHILL DRYWALL
004872 000   01/01/98 3878.54  SIMM  P  05 00    0.00      3678.54   02/00    1552.42       64.64       193.92         1745.34
       COMPUTER -- PENTIUM II-G6-266 W/MONITOR APC 650 -- GATEWAY 2000
004886 000   01/01/98 5659.34  SIMM  P  05 00    0.00      5659.34   02/00    2159.42       94.52       222.96         2452.58
       PENTIUM II-NS 7000 300MHZ SERVE W/17" MONITOR -- GATEWAY 2000
004894 000   02/01/98 7538.36  SIMM  P  05 00    0.00      7638.36   02/00    2800.73      127.20       381.91         3182.64
       PENTIUM II E3110 266PC SYS. W/21" MONITOR -- GATEWAY 2000
004907 000   03/01/98 22708.19 SIMM  R  05 00    0.00     22708.19   02/00    8326.34      378.47      1135.41         3451.75

April 27, 2000                                                            Page 2
4:05 PM

                                  SPARTA, INC.
                          DEPRECIATION EXPENSE REPORT

                                as of 03/31/2000

- ----------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Current
             In Svc    Acquired   Dep P Est    Salvage/       Depreciable       Prior Accum    Depreciation   Year     Curr Acute
SYS No. Ext   Date      Value    Meth T Life   Sect 179          Basis       Thru Depreciation   This Run    to Date  Depreciation
- ----------------------------------------------------------------------------------------------------------------------------------
        EXPANSION SUITE 390 AT RALEIGH, NC - CB COMMERCIAL
004918  00 03/01/38     3482.10  SLMM P 05 00    0.00          3482.10 02/00        1276.77        58.03      174.10     1450.87
        MATLAB, TOOL BOX (SIGNAL-IMAGE PROCESSING) THE MATHWORKS, INC.
004921  00 03/0/98      2046.61  SLMM P 05 00    0.00          2046.61 02/00         750.42        34.11      102.33      852.75
        PRINTER LASER LEXMARK OPTRA 5242ON - MICROAGE COMPUTER
004955  000 05/01/98    5344.26  SLMM P 07 00    0.00          5344.26 02/00         1272.5        63.62      190.86     1463.31
        PROJECTOR NEC MT820 LCD - SPECTRUM DATA SYS. INC.
004953  000 05/01/99    20369.12 SLMM P 07 00    0.00         20368.12 02/00        4849.80       242.49      727.47     5577.27
        OMEGA ADIX SYS. EQUIPPED FOR T00CE TOME OPERATION - ATCM BUS TE
004985  000 06/01/98    9853.75  SLMM P 05 00    0.00          9853.76 02/00        3120.36       164.36      492.68     3613.04
        (2) INTREX PROFESSIONAL PC W/ 19" MONITOR - INTREX COMPUTERS
005018  000 07/01/98    2591.70  SLMM P 07 00    0.00          2591.70 02/00         555.36        30.86       92.56      647.32
        LASER FAX MACHINE RICOH 1700 / SFX ADAPTOR - RICOH CORPORATION
005019  000 07/01/98    2539.40  SLMM P 05 00    0.00          2539.40 02/00         761.82        42.33      126.97      888.79
        SIGNAL PROCESSING - MATE WORKS, INC.
005020  000 07/01/98    8522.40  SLMM P 05 00    0.00          8522.40 02/00        2557.72       142.04      426.12     2982.84
        2PCINTREX PRO MMX 400MHZ 2/21" SONY MONITOR - INTREX COMPUTERS
005045  000 07/01/98    4203.86  SLMM P 05 00    0.00          4203.96 02/00        1261.19        70.06      210.19     1471.38
        MICROSOFT VISUAL STUDIO 97 ENTER W95/NC - MICSO
005070  000 08/01/98   20293.36  SLMM R 04 11    0.00         20293.36 02/00        5847.24       343.95     1031.86     6879.10
        TENANT IMPROVEMENT - CARTER
005092  000 10/01/98    4389.80  SLMM P 05 00    0.00          4589.80 02/00        1147.45        76.30      229.49     1376.94
        INTREX PIX 450MHZ COM. SYS. W/21" MONITOR - INTREX COM
005093  000 10/01/98    9179.60  SLMM P 05 00    0.00          9179.60 02/00        2294.90       153.00      458.98     2753.98
        2 INTREX PII 450MHZ 2/ 21" MONITOR - INTREX COMPUTER
00509   000 10/01/98    9036.50  SLMM P 10 00    0.00          9036.50 02/00        1129.56        75.31      225.91     1355.47
        O'SCOPE 4CM 200MHZ, LOGIC ANALYSER 34CE - AT&T CAPITAL CORP.
005121  000 12/01/98    2467.55  SLMM P 05 00    0.00          2467.55 02/00         534.64        41.12      123.37      658.01
        TOSHIBA LIBRETTO 110 CT - CDW COMPUTER CENTERS, INC.
005139  000 12/01/98    1250.00  SLMM R 01 03    0.00          1250.00 02/00        1083.33         0.00      156.67     1250.00
        2 SPEAKER STROBES - CB RICHARD ELLIS
005167  000 02/01/99    8466.97  SLMM P 05 00    0.00          8466.97 02/00        1552.28       141.11      423.34     1975.62
        CSM CSCRNT CSER,WIN CST SDPP BASES/M BASE-CLIENTELE
005219  000 04/01/99    1987.70  SLMM P 05 00    0.00          1987.70 02/00         198.16        33.13       99.38      397.54
        INTREX STD PC W/17" MNTR - INTREX EQ
005220  000 04/01/99    1987.70  SLMM P 05 00    0.00          1987.70 02/00         298.16        33.13       99.38      397.54
        INTREX STD PC W/17: MNTR - INTREX EQ
005233  000 04/01/99    1948.02  SLMM P 05 00    0.00          1949.02 02/00         292.20        32.47       97.40      389.60
        LEADTOOLS DOCUMENT EXPRESS VID.I - PROGRAMMER'S PARADISE
005333  000 08/01/99    3816.00  SLMM P 07 00    0.00          3816.00 02/00         227.14        45.43      136.28      363.42
        PANASONIC RECORDER, SONY VIDEO MNTR-QCALL VIDEO PRODUCTS
005375  000 10/01/99    1937.08  SLMM P 05 00    0.00          5637.08 02/00         281.85        93.95      281.85      563.70
        GATEWAY 550 MHZ COMPUTER - GATEWAY
005399  000 11/01/99    4268.70  SLMM P 07 00    0.00          4268.70 02/00         101.64        50.82      152.45      254.09
        PHONE SYSTEM - ATCOM
005400  000 11/01/99    2937.79  SLMM P 10 00    0.00          2937.79 02/00          48.96        24.48       73.44      122.40
        HP ETHERNET ADVISOR - TELOGLY
005404  000 11/01/99    2455.63  SLMM P 05 00    0.00          2455.63 02/00          81.86        40.93      122.78      204.64
        OBJECTIVE STUDIO PRO 99 - ROGUE WAVE
005406  000 11/01/99    2098.80  SLMM P 05 00    0.00          2098.80 02/00          69.95        34.98      184.94      174.90

April 27, 2000                                                            Page 3
4:05 PM
                                  SPARTA, INC.
                          DEPRECIATION EXPENSE REPORT

                                as of 03/31/2000

- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Curr Accum
              In Svc   Acquired   Dep   P Est   Salvage/  Depreciable  Prev   Prior Accum   Depreciation  Current Year  Depreciation
SYS No  Ext    Date     Value    Meth   T Life  Sect 179     Basis     Thru   Depreciation    This Run      to Date          Key
- ------------------------------------------------------------------------------------------------------------------------------------
        INTREX FRO SYSTEM 450 -PIII-INTREX SQ
005423  000  12/01/99   5486.65   SLMM   P 07 03  0.00     5486.65    02/00       65.32        65.32          193.95         261.26
        PHONE SYSTEM - ATCOM
005456  000  12/01/99   53592.32  SLMM   R 02 01  0.00     53592.32   02/00     2143.69      2143.69         6431.07        8574.76
        TENANT IMPROVEMENTS - CARTER & ASSOC.
005458  000  12/01/99   2618.20   SLMM   P 05 00  0.00     2618.20    02/00       43.64        43.65          130.91         174.55
        SINGLE 21060 40 MHZ PCI - BITTWARE
005462  000  01/01/00   5313.78   SLMM   P 10 00  0.00     5313.78    02/00        0.00        44.28          132.84         132.84
        HP MIXED SIGNAL OSCILLOSCOPE - TEST EQUITY
005464  000  01/01/00   3427.90   SLMM   P 05 00  0.00     3427.90    02/00        0.00        57.13          171.39         171.39
        P III 450 MHZ WORKSTATION W/20? MTR - GATEWAY
005465  000  01/01/00   3527.68   SLMM   P 10 00  0.00     3527.68    02/00        0.00        29.40           88.19          88.19
        CONF TBL, CHAIRS, BKCASE, FL CBNT - MAC THRIFT OFFICE FURN.
005525  000  03/01/00   3204.70   SLMM   P 05 00  0.00     3204.70    00/00        0.00        53.41           53.41          53.41
        VIDEO TOASTER - THE ELECTRONIC MAILBOX
Count = 57            ---------                   ----   ---------             --------      -------        --------       ---------
Grand Total           341508.88                   0.00   341508.88             83230.69      6375.12        19185.00       102415.69

Less disposals and transfers
                           0.00                   0.00        0.00                 0.00                                         0.00
                      ---------                   ----   ---------             --------      -------        --------       ---------
                      341508.88                   0.00   341508.00             83230.69      6375.12        19185.00       102415.69
                      =========                   ====   =========             ========      =======        ========       =========

- ------------------------------------------------ Calculation Assumptions -----------------------------------------------------------

                        Book          Short Years         Midquarter Convention        Adjustment Convention
                        ----          -----------         ---------------------        ---------------------
                      Internal            [N]                      [N]                          None

- ------------------------------------------------- Asset Grouping/Sorting -----------------------------------------------------------

Group: Active Assets

          Include Assets that meet the following conditions:

               Location is RALEIGH

          Sort Assets by:

               System No. 1? ascending order

                                 EXHIBIT 2.02(d)

                               EXPLORER TECHNOLOGY

A. EXPLORER FILTERS FOR WHICH SOURCE CODE is APPROVED FOR RELEASE by SPARTA'S CUSTOMERS AS OF THE CLOSING DATE

SOURCE FILTERS

PKTFILE - Read EtherPeek(TM) captured files

ETHERNET - Captured real-time data from Ethernet cards

LINK LAYER FILTERS

ENET - Parses Ethernet headers

PPP - Point-to-Point Protocol

SLIP - Serial Line IP

UUCP - Unix-to-Unix Communications Protocol

KERMIT - Asynchronous file transfer protocol

XMODEM FAMILY OF FILTERS

JMODEM

XMODEM

ZMODEM

NETWORK LAYER FILTERS

IP - Internet Protocol

IPX - Novell NetWare(R) Network Protocol

TRANSPORT LAYER FILTERS

UDP - User Datagram Protocol

TCP - Transport Control Protocol

NCP - Novell NetWare Transport Protocol

SMB - Server Message Block

APPLICATION LAYER FILTERS

SMTP - Simple Mail Transfer Protocol

POP3 - Post Office Protocol

NNTP - Network News Transfer Protocol

FTP - File Transfer Protocol

HTTP - HyperText Transfer Protocol

Telnet - Virtual Terminal Protocol

LPD - Line Printer Demon

Microsoft(R) Exchange

UDP Log


B. EXPLORER FILTERS FOR WHICH SOURCE CODE IS TO APPROVED FOR RELEASE BY SPARTA'S CUSTOMERS AS OF THE CLOSING DATE


Two Filters of Sensitive Nature

                                EXHIBIT 4.01 (a)

                           LIST OF RETAINED EMPLOYEES

1.      Richard Knowles
2.      Scott Kell
3.      Steve Goodridge
4.      Jhan Vannatta
5.      Tony Hefner
6.      Bob Richards
7.      Keith McElveen

                                  EXHIBIT 5.02


                                  IRS FORM 8594


                                   [ATTACHED]

Form 8594                                                   OMB No. 1545-1021
(Rev. July 1998)                                            -----------------
                                                            Attachment
Department of the Treasury                                  Sequence No. 61
Internal Revenue Service

                          ASSET ACQUISITION STATEMENT
                               UNDER SECTION 1060

                   ATTACH TO YOUR FEDERAL INCOME TAX RETURN.

- --------------------------------------------------------------------------------
Name as shown on return                Identification number as shown on return

- --------------------------------------------------------------------------------

Check the box that identifies you:   [ ] Buyer    [ ] Seller
- --------------------------------------------------------------------------------

          GENERAL INFORMATION -- To be completed by all filers.

- --------------------------------------------------------------------------------
1 Name of other party to the transaction     Other party's identification number

- --------------------------------------------------------------------------------
  Address (number, street, and room or suite no.)

- --------------------------------------------------------------------------------
  City or town, state and ZIP code

- --------------------------------------------------------------------------------
2 Date of sale                                3 Total sales price
                May 5, 2000                     $4,800,000
- --------------------------------------------------------------------------------

ASSETS TRANSFERRED -- To be completed by all filers of an original statement.

- --------------------------------------------------------------------------------
4 Assets          Aggregate Fair Market Value          Allocation of Sales Price
                 (Actual Amount for Class 1)
- --------------------------------------------------------------------------------

Class I           $                                    $
- --------------------------------------------------------------------------------

Class II          $                                    $
- --------------------------------------------------------------------------------

Class III         $  250,000                           $  250,000
- --------------------------------------------------------------------------------

Class IV and V    S4,550,000                           $4,550,000
- --------------------------------------------------------------------------------

Total             $4,800,000                           $4,800,000
- --------------------------------------------------------------------------------

5 Did the buyer and seller provide for an allocation of the
  sales price in the sales contract or in another written
  document signed by both parties? ............................. [X] Yes  [ ] No

  If "Yes," are the aggregate fair market values listed for each of asset Classes I, II, III, IV and V the amounts agreed upon in your sales contract or in a separate written document? .... [X] Yes  [ ] No
- --------------------------------------------------------------------------------

6 In connection with the purchase of the group of assets, did the buyer also purchase a license or a covenant not to
  compete, or enter into a lease agreement, employment contract, management contract, or similar arrangement with the
  seller (or managers, directors, owners, or employees of
  the seller)? ..................................................[X] Yes  [ ] No

  If "Yes," specify (a) the type of agreement and (b) the maximum amount of consideration (not including interest) paid or to be paid under the agreement. See the instructions for line 6.
- --------------------------------------------------------------------------------

  (a) Advisory Services Agreement

- --------------------------------------------------------------------------------

  (b) $2,000,000

- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
For Paperwork Reduction Act Notice, see instructions.      Form 8594 (Rev. 7-98)


                                                                                                                             Page 2
- -----------------------------------------------------------------------------------------------------------------------------------
               SUPPLEMENTAL STATEMENT--To be completed only if amending an original statement or previously filed supplemental statement because of an increase or decrease in consideration.
- -----------------------------------------------------------------------------------------------------------------------------------
 7  Assets        Allocation of Sales Price as Previously Reported   Increase or (Decrease)  Redetermined Allocation of Sales Price
- -----------------------------------------------------------------------------------------------------------------------------------

Classes I         $                                                  $                       $
- -----------------------------------------------------------------------------------------------------------------------------------

Classes II        $                                                  $                       $
- -----------------------------------------------------------------------------------------------------------------------------------

Classes III       $                                                  $                       $
- -----------------------------------------------------------------------------------------------------------------------------------

Classes IV and V  $                                                  $                       $
- -----------------------------------------------------------------------------------------------------------------------------------

Total             $                                                  $                       $
- -----------------------------------------------------------------------------------------------------------------------------------
 8  Reason(s) for increase or decrease. Attach additional sheets if more space is needed.

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------
 9  Tax year and tax return form number with which the original Form 8594 and any supplemental statements were filed.

- -----------------------------------------------------------------------------------------------------------------------------------

                                 EXHIBIT 7.01(g)

                      LIST OF PENDING AND THREATENED CLAIMS


1. SPARTA has received a letter dated March 21, 2000 from counsel to Digital Recorders, Inc. and Digital Audio Corporation asserting potential claims with respect to misappropriation of trade secrets and related matters pertaining to certain employees of the Purchased Business who are former employees of Digital Recorders, Inc. and/or Digital Audio Corporation.

                                 EXHIBIT 7.01(i)

                            LIST OF REQUIRED CONSENTS


1. Consents are required with respect to certain of the Subcontracted Contracts, as indicated in Exhibit 1.01(a).

2.      The consent of the landlord is required to assignment of the Raleigh
        Lease.

                                 EXHIBIT 7.01(o)

                   LIST OF EMPLOYEES OF THE PURCHASED BUSINESS



K. McElveen            S. Goodridge                R. Ross
J. Vannatta            T. Hefner                   K. Cox
B. Arnette             M. Kacher                   J. Henderson
P. Broome              S. Kell
R. Saccoccia           P. Lall
R. Knowles             B. Richards



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